                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Frederick L. Blackmon, Executive Vice President and Chief Financial Officer, and David S. Jorgensen, Senior Vice President, Controller and Treasurer, his true and lawful attorney-in-fact with authority together or individually to execute in the name of each such signatory, and with authority to file with the Securities and Exchange Commission, any and all amendments to this Annual Report on Form 10-K, together with any exhibits thereto and other documents therewith, necessary or advisable to enable Kemper Investors Life Insurance Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Annual Report on Form 10-K as the aforesaid attorney-in-fact executing the same deems appropriate.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Martin D. Feinstein           Chairman of the Board
___________________________________________
            Martin D. Feinstein

            /s/ Gale K. Caruso              President, Chief Executive Officer and
___________________________________________   Director
              Gale K. Caruso

         /s/ Frederick L. Blackmon          Executive Vice President and Chief
___________________________________________   Financial Officer
           Frederick L. Blackmon

            /s/ Elaine C. Frye              Director
___________________________________________
              Elaine C. Frye



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